Paul E. Harner
Joseph M. Witalec
JONES, DAY, REAVIS & POGUE
1900 Huntington Center
41 South High Street
Columbus, Ohio  43215
Telephone:  (614) 469-3939

Dulcie D. Brand, Bar No. 176624
JONES, DAY, REAVIS & POGUE
5 Park Plaza
Suite 1100
Irvine, California  92614
Telephone:  (714) 851-3939

Attorneys for Debtors and
Debtors in Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA



In re:                        )    Jointly Administered
                              )    Case Nos. SA95-22533-JW
THE CLOTHESTIME, INC., a      )    through SA95-22538-JW
Delaware corporation,         )
et al.,                       )    Chapter 11
                              )
                  Debtors.    )    SECOND MODIFICATIONS TO THIRD
                              )    AMENDED JOINT PLAN OF REORGANIZATION
                              )    OF THE CLOTHESTIME, INC. AND CERTAIN
                              )    OF ITS SUBSIDIARIES
                              )
                              )    Date:  September 10, 1997
                              )    Time:  1:30 p.m.
                              )    Place: Courtroom 604
                              )           34 Civic Center Plaza
                              )           Santa Ana, California  92701
------------------------------

               The above-captioned debtors and debtors in possession (collectively, the "Debtors") hereby make the following Second Modifications to the Third Amended Joint Plan of Reorganization of The Clothestime, Inc. and Certain of Its Subsidiaries (the "Plan"),(1) dated July 28, 1997, pursuant to section 1127 of the

Bankruptcy Code and Section XI.D of the Plan:

I.      MODIFICATIONS TO PRIORITY TAX CLAIMS PROVISIONS

        A. Section III.A.2.b of the Plan is modified and restated(2) as follows:

                             b.     OTHER PRIORITY TAX CLAIMS

                      Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, except as otherwise agreed by the parties, each holder of an Other Priority Tax Claim shall receive, on account of such Claim, deferred cash payments over a period of six years from the date of assessment of such Claim. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at the rate established under 26 U.S.C. Section 6621 on the unpaid portion of each Other Priority Tax Claim. The first payment shall be payable on the latest of (i) the Effective Date, (ii) 30 days after the date on which an order allowing such Claim becomes a Final Order and (iii) such other time or times as may be agreed upon by the holder of such Claim and the Debtors or New Clothestime; provided, however, that, so long as no Event of Default as defined in the Trust Note or the Bank Notes has occurred and is continuing, New Clothestime shall have the right to pay any Other Priority Tax Claim, or any remaining balance of such Claim, in full, at any time after 30 days after the second anniversary of the Effective Date, without premium or penalty.


(1) Unless otherwise defined in these Second Modifications, the capitalized terms used herein have the meanings assigned to them in the Plan.

(2) All modified and restated Plan provisions are marked to reflect the modifications thereto.

Dated: September 10, 1997
       Anaheim, California


THE CLOTHESTIME, INC.                   CLOTHESTIME STORES, INC.

By: /s/ David A. Sejpal                 By: /s/ David A. Sejpal
   ------------------------------          ------------------------------
        David A. Sejpal                         David A. Sejpal
        Chairman of the Board and               Chairman of the Board and
        Chief Executive Officer,                Chief Executive Officer,
        President and Chief                     President and Chief
        Operating Officer                       Operating Officer


CLOTHESTIME INVESTMENT, INC.            CLOTHESTIME ACQUISITION CORPORATION

By: /s/ David A. Sejpal                 By: /s/ David A. Sejpal
   ------------------------------          ------------------------------
        David A. Sejpal                         David A. Sejpal
        President and Secretary                 President and Secretary



MRJ INDUSTRIES, INC.                    CLOTHESTIME INTERNATIONAL, INC.

By: /s/ David A. Sejpal                 By: /s/ David A. Sejpal
   ------------------------------          ------------------------------
        David A. Sejpal                         David A. Sejpal
        Chairman of the Board and               President and Secretary
        Chief Executive Officer,
        President and Chief
        Operating Officer

COUNSEL:

/s/ Paul E. Harner
--------------------------------
Paul E. Harner
Joseph M. Witalec
JONES, DAY, REAVIS & POGUE
1900 Huntington Center
41 South High Street
Columbus, Ohio  43215
Telephone:  (614) 469-3939

Dulcie D. Brand
JONES, DAY, REAVIS & POGUE
5 Park Plaza, Suite 1100
Irvine, California  92614
Telephone:  (714) 851-3939

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION


                                       -3-